GENUINE PARTS COMPANY

NEWS RELEASE

FOR IMMEDIATE RELEASE

GENUINE PARTS COMPANY
ANNOUNCES INDUSTRIAL AND AUTOMOTIVE ACQUISITIONS

- Enhances Industrial Offering with Acquisition of Hydraulic Supply Company -
- Expands U.S. Automotive Footprint with Acquisition of Hastings Auto Parts -

- Adds Approximately $100 Million in Annual Revenues -

Atlanta, Georgia, September 19, 2018 -- Genuine Parts Company (NYSE: GPC) announced today acquisitions for both its Industrial Group, Motion Industries, and its U.S. Automotive Parts Group.

Motion Industries has entered into a definitive agreement to acquire Hydraulic Supply Company (HSC), with an effective close date of October 1, 2018. HSC, founded in 1947 and based in Sunrise, Florida, is a leading full-service fluid power distributor, with a broad product offering of hydraulic, pneumatic and industrial components and systems. HSC operates from 30 locations primarily in the southeastern United States which are supported by one central distribution center. The Company expects HSC to generate estimated annual revenues of $85 million.

In addition, the Company has entered into a definitive agreement to acquire Hastings Auto Parts, Inc. (Hastings), also with an effective close date of October 1, 2018. The addition of Hastings, founded in 1981 and based in the Detroit, Michigan area, will add four stores to our distribution footprint and further expand our presence in the Detroit market. Hastings is expected to generate approximate annual revenues of $10 million.

Paul Donahue, President and Chief Executive Officer, stated, “HSC has over 70 years of experience in serving the fluid power industry, and the addition of HSC enhances Motion’s footprint for additional fluid power product growth. We are excited to welcome the HSC team to the Motion Industries and the GPC family, and we look forward to working with them to grow our products and services offering into the future.”

Mr. Donahue added, “Hastings represents a strategic tuck-in acquisition for our U.S. automotive business, and serves to expand our automotive store footprint and competitiveness in the greater Detroit marketplace. We are pleased to welcome the Hastings team to the U.S. Automotive Parts and GPC family and look forward to working with them to expand our market share in the Detroit trading area.”

Forward Looking Statements

Some statements in this press release, as well as in other materials we file with the Securities and Exchange Commission (SEC) or otherwise release to the public and in materials that we make available on our website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking. Forward-looking statements may relate, for example, to future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services. The Company cautions that its forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors may include, among other things, the Company’s ability to successfully implement its business initiatives in each of its three business segments; slowing demand for the Company’s products; changes in legislation or government regulations or policies; changes in general economic conditions, including unemployment, inflation or deflation; changes in tax policies; volatile exchange rates; high energy costs; uncertain credit markets and other macro-economic conditions; competitive product, service and pricing pressures; the ability to maintain favorable vendor arrangements and relationships; disruptions in our vendors’ operations; the Company’s ability to successfully integrate its acquired businesses; the uncertainties and costs of litigation; disruptions caused by a failure or breach of the Company’s information systems, as well as other risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for 2017 and from time to time in the Company’s subsequent filings with the SEC.

Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-K, 10-Q, 8-K and other reports to the SEC.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada, Mexico, Australasia, France, the U.K., Germany and Poland. The Company also distributes industrial replacement parts and electrical and electronic materials in the U.S., Canada and Mexico through its Industrial Parts Group. S. P. Richards Company, the Business Products Group, distributes a variety of business products in the U.S. and Canada. Genuine Parts Company had 2017 revenues of $16.3 billion. Further information is available at www.genpt.com.

Contacts

Carol B. Yancey, Executive Vice President and CFO – (678) 934-5044
Sidney G. Jones, Senior Vice President - Investor Relations – (678) 934-5628